TWIN DISC, INC.
KATSA OY ACQUISITION OVERVIEW

March 6, 2024



DISCLOSURES

Safe Harbor Statement

This presentation contains statements that are forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words "anticipates," "believes," "intends," "estimates," and "expects," or similar anticipatory expressions, usually identify forward-looking statements. These statements are based on management's current expectations that are based on assumptions that are subject to risks and uncertainties. Actual results may vary because of variations between these assumptions and actual performance. Investors are referred to Twin Disc's fiscal year 2023 Annual Report and Form 10-K under the caption "Risk Factors," which outlines certain risks regarding the Company's forward-looking statements, including but not limited to the impact of general economic conditions and the cyclical nature of many of the Company's product markets; foreign currency risks and other risks associated with the Company's international sales and operations; the ability of the Company to successfully implement price increases to offset increasing commodity costs; the ability of the Company to generate sufficient cash to pay its indebtedness as it becomes due; and the possibility of unforeseen tax consequences and the impact of tax reform in the U.S. or other jurisdictions. Copies of the Company's SEC filings may be obtained from the SEC, and are available on Twin Disc's web site (www.twindisc.com), or by request from the Investor Relations department at the Company. The Company assumes no obligation, and disclaims any obligation, to publicly update or revise any forward-looking statements to reflect subsequent events, new information, or otherwise.

Non-GAAP Financial Disclosures

Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles ("GAAP"). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company's business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions

Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses.

Net debt is calculated as total debt less cash.

Leverage Ratio is calculated as net debt divided by the sum of EBITDA over the last twelve months.

TRANSACTION OVERVIEW

Key Takeaways

- Acquiring Katsa Oy for €21 million (approximately $23 million) in all-cash transaction
  - Leading European manufacturer of high-quality power transmission components and gearboxes for industrial and marine end-markets
- Broadens Twin Disc's global reach while adding complementary products to grow offerings in the industrial, marine and hybrid / electrification space
- Significantly diversifies and enhances offerings within Twin Disc's Industrial and Marine product lines
- Creates substantial commercial, manufacturing, and purchasing synergies, anticipated to be accretive to earnings per share within 24 months
- Expected to close in first half of calendar year 2024

KATSA AT-A-GLANCE


Ikaalinen
Tampere

Company Overview

- ✓ Founded in 1955, currently owned by 2nd generation family members
- ✓ Approximately 175 employees, with operations based in Tampere and Ikaalinen, Finland
- ✓ Revenues of €33 million for fiscal year ended September 30, 2023
- ✓ Long-term customer relationships with leading European machinery OEMs
- ✓ Strong in-house capabilities for engineering, development, manufacturing and heat treatment with well-invested production assets

KATSA AT-A-GLANCE

FY 2023 Revenue Breakdown



Service 13%
Components 31%
Gearboxes 56%

Key Markets

Marine & Energy



Mobile Working Machines



Transmission & Vehicle Propulsion



END

TWIN DISC.